Exhibit 23.1

Internet Recreation, Inc.
24 Locust Street
Quitman, Arkansas 72131

                          INDEPENDENT AUDITORS' CONSENT

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement of Internet Recreation, Inc on Form SB-2 of our report dated July 26, 2001 on the financial statements of the company, as of May 31, 2001 and December 31, 2000 and for the five months and year then ended, respectively, included in the Company's 2002 Annual Report on Form 10-KSB.


                                               /s/ Durland & Company, CPAs, P.A.
                                               ---------------------------------
                                               Durland & Company, CPAs, P.A.
Palm Beach, Florida
19 August 2002